UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Exchange Act of
1934

Report for Event:   August 11, 1997



PETRO UNION, INC.
(Exact name of registrant as specified in its charter)


Colorado              0-20760             84-1091986
(State or other     (Commission         (IRS Employer
jurisdiction of      File No.)           Identification No.)
incorporation)

123 N.W. Fourth Street, Suite 3, Evansville, Indiana   47708
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:
(812) 424-6745


Not applicable
(Former name and address)

Items 1 and 2. Changes in Control of Registrant and Acquisition or Disposition of Assets.

     On May 13, 1996, the Company filed a voluntary petition for relief pursuant to Chapter 11 of the United States Bankruptcy Code. The Company filed its first Plan of Reorganization on June 13, 1997. The Company filed its First Amended Plan of Reorganization on July 13, 1997 (the "Plan"), which is expected to be confirmed by the United States Bankruptcy Court of the Southern District of Indiana (the "Bankruptcy Court") on August 25, 1997. Pursuant to the Plan, upon confirmation by the Bankruptcy Court, the Company will issue one million shares of a new class of no par value common stock ("Common Stock") and cancel the existing class of $.125 par value common stock ("Old Common Stock"). Upon emergence from bankruptcy, the Company is expected to be capitalized in a sufficient sum to allow it to engage in its horizontal drilling ventures, which is the core business of the pre-petition Company.

     Pursuant to the Plan and an Agreement and Plan of Acquisition entered into by the Company and Horizontal Ventures, Inc. ("HVI") on June 13, 1997 and confirmed by the Bankruptcy Court on June 27, 1997 (subject only to the confirmation of the proposed Plan of Reorganization), the Company will acquire upon confirmation of the Plan all the outstanding stock of HVI and HVI will become a wholly-owned subsidiary of the Company. HVI is the Company's largest competitor in the horizontal drilling business. HVI is an Oklahoma corporation with its principal place of business located in Tulsa, Oklahoma. HVI has multiple sets of drilling rigs and personnel which will enable the Company to strengthen its horizontal drilling activities. At the time of the acquisition the Company will transfer 590,000 shares of Common Stock to the shareholders of HVI. Those shareholders will then control in the aggregate 59% of the outstanding Common Stock
after reorganization.   The consideration was determined based
upon HVI's inventory of equipment, its personnel and its available working capital. The Company's bankruptcy counsel has advised the Company that as a result of the waiver of certain conditions precedent by HVI on August 11, 1997, the transaction is probable to occur.

     Upon the effective date of the Plan, the directors of the Company will be: (1) Randeep S. Grewal; (2) Richard D. Wedel; (3) Dr. Jan F. Haltrop; (4) Dirk Van Keulen; and (5) Donald A. Christensen. Also on such date, the Officers of the Company will be Randeep S. Grewal as the Chief Executive Officer and Richard
D. Wedel as the Chief Operating Officer.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of HVI
          To be filed by amendment.

     (b)  Pro Forma Financial Information
          Attached is a copy of the Pro Forma Balance Sheet for the Company as of May 31, 1997, assuming the acquisition had taken place on such date. The remainder of the required financial statements will be filed by amendment.

     (c)  Exhibits

          10.1      Agreement and Plan of Acquisition



                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    PETRO UNION, INC.



Date:  August 12, 1997 By: /s/ Richard D. Wedel
                                        Richard D. Wedel
                                        Its: President